Barclays Capital ComBATS 12 Index Free Writing Prospectus Registration No. 333-169119 October 10, 2011 Filed pursuant to Rule 433

Table of Contents
1. Executive Summary 1
2. Barclays Capital Momentum Alpha Indices 5
3. Commodity Based Alpha Trading Strategies: ComBATS 12 Index 7
4. Appendix: Introduction to Commodity Index Investing 13
5. Certain Risk Considerations 18
6. Disclaimer 20

Executive Summary
The Barclays Capital Commodity Based Alpha Trading Strategy 12 Index (“ComBATS 12 Index") is designed to provide investors market-neutral exposure to commodities.
The ComBATS 12 Index is 200% long the relevant Barclays Capital Momentum Alpha Index, an enhanced beta index, for each underlying component of the ComBATS 12 Index and simultaneously 200% short the standard front-month Barclays Capital Series 2 Nearby Index, a traditional index, on the same underlying commodity as the long position.
The ComBATS 12 Index looks to isolate any potential outperformance between an enhanced beta index and a traditional index. An enhanced beta index is an index investing in deferred futures contracts as opposed to a traditional index, which invests in rolling front month futures contracts. A deferred index return is the return of an index that invests in futures contracts other than the front month contract. A standard index return is the return of an index that invests in front month futures contracts.
1
Strategies or investments of the type described herein may involve a high degree of risk and the value of such strategies or investments may be highly volatile.
Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, investors may lose their investment or incur unlimited loss.
This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, investors should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Executive Summary
The Barclays Capital Commodity Based Alpha Trading Strategy 12 Index (the “ComBATS
12 Index”) is part of Barclays Capital’s Index Alpha

family.
The ComBATS 12 strategy (“ComBATS 12”) is:
200% Long the relevant Barclays Capital Momentum Alpha Index, an enhanced beta
2
index,
for each underlying commodity
200% Short the standard front-month Barclays Capital Series 2 Nearby index (“Barclays
Capital Nearby Index”) on the same underlying commodity as the long position
ComBATS 12 is designed to be a market neutral commodity strategy that seeks to generate high returns with low volatility.
ComBATS 12 is designed to be a “market neutral” product as the long exposure is hedged by shorting the standard front-month Barclays Capital Nearby Index, i.e. the ComBATS 12 strategy seeks to avoid outright long or short positions in the market.
ComBATS 12 aims to extract low-volatility commodity alpha
3
while seeking to generate
consistent returns.
ComBATS 12 aims to be a liquid strategy and is accessible via a broad range of trade formats.
1 Alpha is excess return over beta (beta is benchmark market exposure).
2 A directional long enhanced beta allocation means the index will hold a long position in the contract selected as per the methodology.
3 A market-neutral allocation means the ComBATS 6  index will hold a long position in the contract selected plus a short position in the first futures contract.

3

The ComBATS 12 Index aims to produce a non-directional alpha commodity strategy 1 that strives for steady returns and low volatility.
The strategy takes a 200% long position in the Barclays Capital Momentum Alpha Index and a 200% short position in the Barclays Capital Nearby Index for each underlying commodity.
The components of the ComBATS 12 Index are weighted with the aim of maximizing potential alpha 1 and are reweighted monthly with the intention of minimizing tracking error.
The strategy removes sub-indices for various sectors that are not deemed appropriate for alpha generation.
The strategy excludes sub-indices where the curve tends to move in parallel up or down rather than reshape, which may impact a directional move but may not impact alpha performance.
Example: Precious metals are not components of the Index.
To pursue an alpha strategy, the Index aims to achieve a balance among sectors and accordingly, sectors such as energy, base metals, agriculture and livestock are included.
The overall strategy aims to minimize the impact of a correction of curve shape within one sector.
Liquidity is taken into consideration with the intention of allowing the strategy to adapt.
Example: Copper is assigned a greater weight than nickel even though nickel may have exhibited better historical performance.
The ComBATS 12 Index
Commodity Based Alpha Trading Strategy 12
Balance
Liquidity
Alpha
Summary
1 A non-directional alpha commodity strategy means that the commodity exposure is hedged to reach a market-neutral position.

The ComBATS 12 Index
ComBATS 12 Histogram of 12 month Rolling Returns
How did ComBATS come to be?
A rules-based commodity strategy that seeks to
capture low volatility returns in varying market
conditions
The ComBATS 12 Index was launched in
January 2009
$1.1bn invested in ComBATS Strategies
†
ComBATS 12 Facts
Historical and Hypothetical Historical Performance
Outperformance over Traditional Index
Momentum Alpha Concept
Long-Short ComBATS Strategy ALPHA
*Source: Bloomberg. Data are from 12/29/2000 to 9/30/2011.  The tables and graphs are provided for illustrative purposes only. The ComBATS 12 Index was launched in January
2009. All information included above, prior to January 2009, is hypothetical historical.
Any data on past performance, modeling or back-testing contained herein is no indication as to future performance.
†Source: Barclays Capital as of October 2011 in OTC products and securities.
*Historical and Hypothetical Historical Returns
1 Outperformance is the difference between a deferred index
return and a standard index return.  A deferred index return is the return of an index that invests in futures contracts other than the front month contract.  A standard index return is the return of an index that invests in front month futures
contracts.
Annualized Return 24.15%
Annualized Vol
7.61%
ComBATS 12*

0%
2%
4%
6%
8%
10%
12%
14%
16%
-4% 4% 12% 20% 28% 36% 44% 48%
Return*
1

Barclays Capital Momentum Alpha Indices

Constructing a Strategy: Choosing a Long Position in the Curve
Step
1:
Calculate daily performance of
front month, one-month (“1M”) deferred,
two-month (“2M”) deferred and five-month
(“5M”) deferred contracts
Step
2:
Repeat Step 1 going back 252
days and then calculate outperformance of
forward contracts over front month contract
Step 3: Choose contract with highest annualized
outperformance
Step 4.
If the annualized outperformance of the
contract chosen in Step 3 is within a predetermined
range of the annualized outperformance of the
currently invested allocation, the index will retain its
current allocation.
Step
5:
Determine new allocation
Step
6:
Roll from current to new allocation from 5 to
9  business days of each month
*Stylized numbers for illustrative purposes only
TEST
Roll from
business days
New
Allocation
2M
Deferred
Current
Allocation
Example of Choosing a Long Position*:
1 Outperformance is the difference between a deferred index
return and a standard index return
2 A deferred contract is a futures contract with a longer maturity than the first futures contract.
5
2
th
th

th
to 9
th
Index Value
Standard
Index
1M
Deferred
2M
Deferred
5M
Deferred
Day 1 100 100 100 100
Day 2 101 102 105 103
Daily Return 1% 2% 5% 3%
Daily Outperf
1
0% 1% 4% 2%
Annualized
Outperformance
0% 1.18% 4.65% 2.72%

Barclays Capital Momentum Alpha Indices Historical and Hypothetical Historical Outperformance*
*Source: Bloomberg. Data are from 12/29/2000 to 9/30/2011. The Barclays Capital Momentum Alpha Indices were launched in April 2008.  All information included above, prior to April 2008, is hypothetical historical.  You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Sector Commodity 1 Year 3 Year 5 Year Since Inception*
ENERGY WTI Crude Oil 3.9% 21.6% 33.0% 238.0%
Brent Crude Oil -0.4% 10.8% 19.9% 218.7%
RBOB -7.9% 2.6% -3.8% 91.5%
Heating Oil 0.8% 3.6% 6.2% 142.0%
Gas Oil -0.9% 4.0% 2.7% 99.2%
Natural Gas 4.2% 7.8% 10.6% 10.0%
BASE METALS Aluminum 1.0% 0.7% 10.5% 31.9%
Copper 0.5% 1.6% 8.1% 104.3%
Lead -2.4% 2.3% 19.6% 125.4%
Nickel 1.6% 1.6% 9.5% 107.8%
Zinc -0.2% 2.7% 7.8% 43.8%
PRECIOUS  METALS Gold -0.2% -0.8% -0.9% 5.3%
Silver -0.3% -0.3% 1.3% 26.1%
AGRICULTURE Wheat 8.4% 7.1% 45.6% 69.7%
Kansas City Wheat 0.2% -1.7% 34.5% 74.5%
Corn 23.2% 18.8% 65.3% 59.4%
Soybeans 10.9% -4.3% 23.9% 79.9%
Cotton 21.8% 18.4% 40.4% 30.2%
Sugar 12.3% 31.8% 42.1% 184.8%
Coffee 7.6% 4.2% 7.1% 30.6%
Cocoa -2.1% 1.1% 10.0% 20.8%
Soybean Oil 5.0% 6.4% 21.0% 53.2%
LIVESTOCK Live Cattle 7.5% 13.3% 29.0% 68.0%
Feeder Cattle 12.0% 18.8% 43.1% 109.6%
Lean Hogs 25.1% 45.4% 90.6% 337.7%
Barclays Capital Momentum Alpha Indices Historical and Hypothetical Historical
Outperformance vs. Barclays Capital Nearby Indices (cumulative)

Commodity Based Alpha Trading Strategies: ComBATS 12 Index

ComBATS 12 Index Breakdown
Weights are rebalanced** on a monthly basis on both the long and short sides of the strategy to reflect the breakdown below (weights will fluctuate intra-month based on individual commodity performance).*
*In certain circumstances, target weights can potentially change from month to month
** Rebalancing does not guarantee an investor’s goals and
objectives will be met.  Rebalancings are based on
predetermined formulae and are not subject to the active
discretion or management of any party.
Bloomberg Tickers:
BCCAC12P Index (Excess Return)
BCCAC12T Index (Total Return)
Lean Hogs 30%
Wheat 30%
Aluminum 20%
Copper 20%
Heating Oil 20%
Natural Gas 20%
Sugar 20%
WTI Crude Oil 20%
Nickel 10%
Zinc 10%
ComBATS 12 Underlying
Components (Futures Contracts)

Energy
30%
Industrial
Metals
30%
Agriculture
25%
Livestock
15%

Returns: Historical and Hypothetical Historical Performance
Source of charts above: Bloomberg. Data are from 12/29/2000 to 9/30/2011.  The charts are for illustrative purposes only.  ComBATS 12 was launched in January 2009.  All information included above, prior to January 2009, is hypothetical historical.  You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this document is not intended to predict actual results and no assurances are given with respect thereto.
Correlation analysis
S&P GSCI ® is a trademark of The McGraw-Hill Companies, Inc.
DJ-UBSCI
SM
is a joint product of Dow Jones Indexes, a
licensed trademark of CME Group Index Services LLC
and UBS Securities LLC
1 The Barclays Capital US Aggregate Bond Index was formerly known as the Lehman Brothers US Aggregate Index and was rebranded as a
Barclays Capital index in November 2008.  All data used above is historical.
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year
2001 4.33% 1.31% 2.70% 0.55% 1.65% 1.82% -0.90% 1.57% 2.91% 0.24% 4.76% 0.39% 23.37%
2002 4.72% 0.23% -0.71% 1.08% 3.00% 0.12% 2.78% 3.53% -5.98% 0.94% -0.55% -0.38% 8.67%
2003 1.60% -0.43% 3.23% 0.85% -0.07% 2.42% 0.86% 1.54% 2.64% 2.16% 1.25% 3.55% 21.37%
2004 3.76% 2.18% 3.14% 4.86% -0.08% 4.25% 1.84% 4.62% 1.84% 3.54% 2.15% 3.80% 42.32%
2005 3.04% 2.27% 5.65% 3.68% 1.38% 2.87% 1.07% -2.38% 2.41% 4.41% 2.48% 4.45% 35.94%
2006 6.27% 4.68% 3.23% 2.34% 0.69% 3.04% 0.83% 5.35% 4.81% -0.13% 3.54% 5.55% 48.16%
2007 0.67% 3.47% 1.88% 2.03% 0.21% 1.85% -0.26% 4.57% 2.97% 6.21% 2.94% 3.22% 33.94%
2008 3.80% 3.11% 3.71% 1.31% -0.16% 3.77% -1.76% 2.87% -0.30% 4.75% 0.23% 5.54% 30.08%
2009 1.97% 2.21% 2.30% 2.53% -1.16% 2.03% 1.54% 3.78% -1.56% -1.47% 1.56% -2.09% 12.06%
2010 1.01% -0.42% 3.32% 1.94% -0.24% -1.91% -5.03% 2.25% -1.65% 3.19% -0.10% -0.27% 1.79%
2011 0.29% 5.91% 1.37% 3.78% 1.15% -1.74% -1.97% 1.39% 0.17% 10.56%

Monthly Return Correlation ComBATS 12
S&P GSCI
®
DJUBS S&P 500
®
Barclays Capital
US Aggregate
Bond Index
ComBATS 12 100.0% -22.4% -19.3% 3.6% -1.4%
S&P GSCI
®
100.0% 90.2% 31.4% -3.0%
DJUBS
SM
100.0% 40.5% 2.6%
S&P 500
®
100.0% -9.4%
Barclays Capital US
Aggregate Bond Index
1
100.0%
SM
1
of historical and hypothetical historical monthly performance of the ComBATS 12 index
Heat Map

Comparison of percentage returns on the alpha of Momentum Alpha over Barclays Capital Nearby Indices*
Barclays Capital Momentum Alpha Index vs. Barclays Capital Nearby Indices
Historical and Hypothetical Historical Outperformance*
-8%
-6%
-4%
-2%
0%
2%
4%
6%
8%
Jan-01 Sep-01 May-02 Jan-03 Sep-03 May-04 Jan-05 Sep-05 May-06 Jan-07 Sep-07 May-08 Jan-09 Sep-09 May-10 Jan-11 Sep-11

*Source: Bloomberg. Data are from 12/29/2000 to 9/30/2011. The returns above are weighted monthly to the basket detailed on page 7.  The Barclays Capital Momentum Alpha Indices were launched in April 2008.  All information included above, prior to April 2008, is hypothetical historical.  You should not rely on historical or hypothetical historical information.
Barclays Capital Nearby Indices refers to the Barclays Capital Series 2 Nearby Excess Return Indices, launched October 2009. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.
The information in this document is not intended to predict actual results and no assurances are given with respect thereto.
Comparison of Historical and Hypothetical Historical Momentum Alpha Returns to Barclays Capital Nearby Index Returns
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
Jan-01 Sep-01 May-02 Jan-03 Sep-03 May-04 Jan-05 Sep-05 May-06 Jan-07 Sep-07 May-08 Jan-09 Sep-09 May-10 Jan-11 Sep-11
Momentum Alpha
BarCap Nearby Index

Historical and Hypothetical Historical Performance Statistics*
Historically, the worst drawdowns have been explained by a single commodity’s performance
1
A drawdown is defined as a gradual
decline in price between its high and
low over a given period.
†
Start Date is when the price began
declining, Recovery Date is when the
price recovered to the level on the Start
Date, End Date is the date of the lowest
value in the time period, Recovery Time
is the amount of time between
Recovery Date and End Date.
*Source of charts above: Bloomberg. Data are from 12/29/2000 to 9/30/2011.  The charts are for illustrative purposes only.  ComBATS 12 was launched in January 2009.  All information included above, prior to January 2009, is hypothetical historical.  You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this document is not intended to predict actual results and no assurances are given with respect thereto.
Annualized Return
Annualized Volatility
Average Monthly Return 1.84%
Best Month 6.27% Jan-06
Worst Month -5.98% Sep-02
Average 12 Month Rolling 25.72%
Best 12 Month Rolling 51.71% Oct-05 to Sep-06
Worst 12 Month Rolling -2.99% Oct-09 to Sep-10
24.15%
7.61%

Draw
Down
1
Start
Date
†
End Date
†
Recovery
Date
†
Recovery
Time
(months)
†
Alumi
num
Copper Nickel Zinc
Heating
Oil
Nat
Gas
WTI
Crude
Oil
Sugar Wheat
Lean
Hogs
-8.0% 6/2/10 8/5/10 2/9/11 6.2 -0.2% 0.0% 0.0% 0.0% 0.0% -1.7% -0.5% -2.9% -3.4% 0.7%
-7.3% 9/3/02 12/27/02 7/1/03 6.1 -0.3% 0.0% 0.0% -0.1% -1.6% -2.4% -1.2% -0.7% -0.3% -1.2%
-5.6% 9/3/09 1/6/10 4/8/10 3 0.0% 0.1% 0.0% 0.1% -0.2% -3.2% 0.2% -1.0% -0.4% -1.4%
-5.2% 6/2/11 7/13/11 N/A N/A 0.0% 0.0% 0.0% 0.0% -0.1% -0.3% 0.1% -1.8% -1.7% -1.4%
-4.7% 10/2/06 10/16/06 11/10/06 0.8 -0.4% -0.1% -0.1% -0.4% -0.4% -1.2% 0.3% -0.1% -2.7% 0.2%

Attribution Analysis*
The historical and hypothetical historical performance of ComBATS 12 has been attributed as follows:
Industrial Metals: 7.2%
Energy: 34.1%
Agriculture: 20.3%
Livestock: 38.4%
*Source of charts above: Bloomberg. Data are from 12/29/2000 to 9/30/2011.  The charts are for illustrative purposes only.  ComBATS 12 was launched in January 2009.  All information included above, prior to January 2009, is hypothetical historical.  You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Livestock
Alumium Copper Nickel Zinc
Heating
Oil
Nat Gas
WTI
Crude
Oil
Sugar Wheat Lean Hogs
Weights 10% 10% 5% 5% 10% 10% 10% 10% 15% 15%
Annual
Return
2001 0.4% 0.7% -0.3% 0.2% 1.5% 7.7% 3.1% 0.5% 0.4% 4.1% 23.4%
2002 0.1% 0.1% 0.1% 0.1% -0.6% -1.9% -1.2% -0.8% 1.3% 9.8% 8.7%
2003 -0.1% 0.0% 0.2% 0.5% 0.5% 2.2% 1.7% 0.4% 5.6% 9.2% 21.4%
2004 0.2% 0.2% 0.8% 0.1% 2.7% 13.6% 2.2% 6.0% 4.8% 9.7% 42.3%
2005 1.0% 0.3% 0.9% 0.5% 3.9% 4.9% 5.7% 2.6% 2.8% 9.0% 35.9%
2006 2.0% 2.3% 0.1% 0.8% 6.0% 12.0% 4.7% 2.0% 0.8% 10.6% 48.2%
2007 2.4% 0.8% 0.8% 0.9% -1.6% 4.0% -0.1% 0.7% 7.7% 12.3% 33.9%
2008 0.6% 0.0% 0.2% 0.4% 2.0% 2.0% 1.3% 2.4% 6.2% 10.0% 30.1%
2009 -0.2% 0.0% 0.0% 0.1% -0.8% 6.1% 4.3% -0.9% 1.2% 2.2% 12.1%
2010 -0.1% -0.2% 0.0% 0.0% -0.2% -1.5% -0.3% -0.6% -1.4% 6.0% 1.8%
YTD 0.2% 0.2% 0.2% 0.0% 0.1% 1.1% 0.9% 1.6% 3.0% 3.2% 10.6%
Period
Attribution
2.8% 1.6% 1.3% 1.5% 3.8% 18.4% 11.9% 5.2% 15.1% 38.4% 100.0%
Industrial Metals Energy Agriculture

Since the ComBATS 12 Index is short the front and long the back of the curve, the following scenarios can produce negative returns:
a curve rotation where the front moves up more than the back
– For example, an international incident or hurricane has typically caused the front of the futures curve, especially in energy markets, to spike; this has historically** led to negative ComBATS 12
Index returns
a curve rotation where the back moves down more than the front
Certain Curve Rotations Can Erode ComBATS 12 Index
Returns
Time
Curve Rotation*
*For illustrative purposes only
**and hypothetically historically

Appendix: Introduction to Commodity Index Investing

| | | | |
|---|---|---|---|
| Category | | | |
| Products | | | |
| Objective* | | | |

β
α

β
α

β
α

BARCLAYS CAPITAL

Spectrum from Beta to Alpha in Commodities
Standard Beta Standard Beta Enhanced Beta Enhanced Beta Alpha Generation Alpha Generation
Long Only Long Only Long / Short
S&P GSCI
®
DJ-UBSCI
SM
RICI
®
Pure Beta
Momentum Alpha
ComBATS
Portfolio Diversification
Inflation Hedge
Outperform Standard Beta
Use of Optimization
Techniques (e.g. modified roll
mechanism or weightings)
Isolate Term Structure Alpha
Market Neutral
Low Volatility
Beta Alpha
The commodity index world has evolved from traditional commodity indices (standard beta) to deferred commodity indices (enhanced beta) to long-short alpha (or outperformance) strategies.
*Objectives may not be achieved.  An investment in products linked to commodity indices is subject to certain risks.  See “Certain Risk
Considerations.”
DJ-UBSCI       is a joint product of Dow Jones Indexes, a licensed
trademark of CME Group Index Services LLC and UBS
Securities LLC
S&P GSCI ® is a trademark of The McGraw-Hill Companies, Inc.

SM

Traditional Commodity Index Construction
Traditional commodity indices typically track the return performance of nearby commodity futures contracts (e.g., “S&P GSCI
®”
and “DJ-UBSCI    ”)
To maintain exposure to the futures contract that the relevant index intends to track, it is necessary to “roll”
from the front month contract (the first futures contract) before expiry, into the next nearby contract (the second futures contract) during the “roll period”
Roll – when long a commodity index, the roll involves selling the first futures contract before expiry and buying the second futures contract
Roll Period – the time window when exposure is rolled from the first futures contract into the second futures contract
–
The “S&P GSCI
®”
and “DJ-UBSCI    ” standard roll period is from the 5  to 9  business day
each month
The return on a commodity index can be broken down into:
Price movement of the futures contract
Roll yield (as explained on the next page)
Hypothetical T-bill component (for total return indices)*
The techniques described above have considerations beyond
the scope of this presentation; investors should consult legal, financial and tax advisors regarding their specific situation.
*Total return indices include a T-bill component as they are intended to measure the collateralized returns accrued from holding and rolling futures contracts
DJ-UBSCI       is a joint product of Dow Jones Indexes, a licensed
trademark of CME Group Index Services LLC and UBS Securities LLC
S&P GSCI ® is a trademark of The McGraw-Hill Companies, Inc.

SM
th th
SM
SM

Commodity Index Roll Yield
Roll Yield is an important component of commodity index returns and will depend on the shape of the futures curve, i.e. backwardated (downward sloping) or contango (upward sloping)
Assuming the price and shape of the futures curve remain constant and a long position in a futures contract is rolled:
In backwardation, a more expensive contract will be sold and a cheaper contract purchased, creating a positive “roll yield”, which can positively impact a long position in a futures contract
In contango, a cheaper contract will be sold and a more expensive contract purchased, creating a negative “roll yield”, which can negatively impact a long position in a futures contract
Price
Time to expiry
Contango
Price
Time to expiry
Backwardation

Aluminium
Copper
Lead
Nickel
Zinc
Heating Oil
Brent Crude
Gasoline
WTI Crude
Gas Oil
Natural Gas
Wheat
KC Wheat
Corn
Soybeans
Coffee
Sugar
Cocoa
Cotton
Lean Hogs
Live Cattle
Feeder Cattle
Gold
Silver
S&P GSCI®
DJUBSCI SM

BARCLAYS CAPITAL

Commodity Index Roll Yield
A spot index tracks the price return (changes in the price of the relevant futures contract) and is a theoretical, non-investable index
An excess return index tracks the returns accrued from holding and rolling commodity futures
A comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position
Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity
Average Annual Roll Yield Contribution to Individual Commodity Index Performance
from 2001 to 2011 YTD (Excess Return – Spot Return = Roll Yield)
-10.3%
-9.3%
1 Source: Bloomberg. Data are from 1/31/2001 to 9/30/2011. *Subindices used for individual commodity calculations are subindices of the S&P GSCI ® Excess Return and S&P GSCI ® Spot Indices. S&P GSCI ® Excess Return and S&P GSCI ® Spot Indices
and DJUBSCI SM Excess Return Index and DJUBSCI SM Spot Index are used for overall index calculation.

-30%
-25%
-20%
-15%
-10%
-5%
0%
5%

Brent Crude
Chicago Wheat
Gasoil
Lean Hogs
Natural Gas
Gasoline
Live Cattle
Sugar
Cotton
WTI Crude
Feeder Cattle
Nickel
Heating Oil
Zinc
Kansas City Wheat
Corn
Copper
Coffee
Soybeans
Aluminum
Silver
Lead
Gold
Cocoa
Tin

BARCLAYS CAPITAL

“Front-end bias”
The front-end of the futures curve for a commodity has historically held the highest number of outstanding contracts (i.e. the first or second futures contract)
A large amount of passive money tracks the benchmark indices (traditional commodity indices); potentially greater than $150bn¹
Due to the transparency of index rules, the prices of certain commodities can be impacted during the roll period significant
For contango markets, investing further out on the curve may allow investors to potentially mitigate the effect of negative roll yield
The front-end has historically been the most volatile part of the futures curve
The front-end is the part of the curve that tends to be the most exposed to fundamental supply and demand shocks
Open interest is defined as the total number of
futures contracts outstanding in a particular
commodity.
The chart depicts how a significant portion of
outstanding open interest lies in the front of the
curve, resulting from investments in the S&P
GSCI ® , DJUBSCI
SM
and other front month
indices.
The average percentage of total outstanding
open interest in the front end for all
commodities in the S&P GSCI ® and
DJUBSCI
SM
is ~18%.
Snapshot of % of Total Outstanding Open Interest in Front End
* Source: Bloomberg. Data are as of October 4, 2011. Subindices used for individual commodity calculations are subindices of the S&P GSCI ® Excess Return and
DJUBSCI
SM
Excess Return. This chart is for illustrative purposes only. Past performance is not indicative of future performance.  The chart assumes $166bn in index AUM (includes OTC products and securities).
1 Source: Barclays Capital, as of September 30, 2011 in  OTC Products and Securities.
*Subindices used for individual commodity calculations are subindices of the S&P
GSCI®
Excess Return and S&P GSCI
®
Spot Indices. S&P
GSCI
®
Excess Return and S&P
GSCI®
Spot Indices and DJUBSCI
Excess Return Index and DJUBSCI    Spot Index are used for overall
index calculation.

0%
5%
10%
15%
20%
25%
30%
35%
40%
SM
SM
The front-end has historically been the steepest part of the futures curve and therefore where roll yield is most

Certain Risk Considerations

Certain Risk Considerations

Market Risk:
The return on structured investments linked to products or indices utilizing the ComBATS 12 methodology (“Structured Investments”) is dependent on movements in the level, value and price of such index or product (each a “ComBATS 12 product”). Thus, changes in the level of any ComBATS 12 product will determine the amount payable on the Structured Investment. If a ComBATS 12 product declines or remains unchanged, the return on the Structured
Investment will be affected.
The investor should be willing to hold the Structured Investment until maturity. If the investor sells the Structured Investment before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Structured Investment prior to maturity may be substantially less than the amount originally invested in the Structured
Investment, depending upon, the level of ComBATS 12 product at the time of the sale.
Credit of Issuer:
The types of Structured Investments detailed herein are senior unsecured obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Structured Investments, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the
Structured Investments and, in the event Barclays Bank PLC was to default on its obligations, the investor may not receive the amounts owed under the terms of the Structured Investments.
Past Performance:
Hypothetical historical and historical results are not indicative of future performance of ComBATS 12 or any related investment.  Neither Barclays Bank
PLC nor Barclays Capital Inc. makes any representation, assurances or guarantees that an investment in a Structured Investment will achieve returns consistent with historical or hypothetical historical results.
Liquidity:
There may be little or no secondary market for the Structured Investments. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in this product. If the investor sells the Structured Investments prior to maturity, the investor may have to sell them at a substantial loss. The investor should be willing to hold the Structured Investments to maturity.
Price Volatility:
Movements in the level of any ComBATS 12 product or its respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether the level of the
ComBATS 12 product will rise or fall during the term of the Structured Investments. Changes in the level will determine the payment at maturity on the
Structured Investments. We cannot guarantee that these changes will be beneficial to the investor, and therefore the return at maturity may be adversely affected.  Any payment on the Structured Investments is subject to the creditworthiness of the Issuer.

Certain Risk Considerations

While the payment at maturity is based on the full notional amount of the Structured Investments, the original issue price of the Structured Investments includes the agent’s commission and the cost of hedging the issuer’s obligations under the Structured Investments through one or more of the issuer’s affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Structured
Investments from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Structured Investments are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Structured Investments to maturity.
Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of the Structured Investments, including hedging its obligations under the Structured Investments. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Structured Investments.
Many Economic and Market Factors Will Impact the Value of the Structured Investments:
In addition to the level of a ComBATS 12 product on any day, the value of the Structured Investments will be affected by a number of economic and market factors that may either offset or magnify each other, including:
• the expected volatility of the ComBATS 12 product or its underlying components;
• the time to maturity of the Structured Investments;
• interest and yield rates in the market generally;
• a variety of economic, financial, political, regulatory or judicial events; and
• the creditworthiness of the issuer, including actual or anticipated downgrades in the credit ratings of Barclays Bank PLC.
Sales Through Barclays Wealth:
Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Structured Investments to certain clients. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC, as the case may be, in connection with the distribution of the Structured Investments to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is acting solely as agent for Barclays Bank PLC, as the case may be. If you are considering whether to invest in the Structured Investments through Barclays
Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.
Certain Built-In Costs Are Likely to Adversely Affect the Value of the Structured Investments Prior to Maturity:
Potential Conflicts:

Disclaimer

The Dow Jones-UBS Commodity Indexes℠ are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC ("CME Indexes"), and UBS Securities LLC ("UBS Securities"), and have been licensed for use. "Dow Jones®", "DJ", "Dow Jones Indexes", "UBS", "Dow Jones-UBS Commodity Index℠", and DJ-UBSCI℠" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, have been licensed for use for certain purposes by Barclays Bank PLC (the "Licensee").

The products shown herein, (the "Products") are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Products or any member of the public regarding the advisability of investing in securities or commodities generally or in the Products particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCI℠, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to the Licensee or the Products. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing or calculating DJ-UBSCI℠. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Products to be issued or in the determination or calculation of the equation by which the Products are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Products customers, in connection with the administration, marketing or trading of the Products. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Products currently being issued by Licensee, but which may be similar to and competitive with the Products. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity Index℠ and Dow Jones-UBS Commodity Index Total Return℠), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity Index℠ and Products.

This information materials relates only to Products and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity Index℠ components. Purchasers of the Products should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity Index℠ is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in the information materials regarding the Dow Jones-UBS Commodity Index℠ components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity Index℠ components in connection with Products. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity Index℠ components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEX℠ OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE Products OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEX℠ OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEX℠ OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND THE LICENSEE, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

BARCLAYS CAPITAL

DJ-UBSCI SM Disclaimer 20

S&P GSCI
®
Disclaimer

licensors.  Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track general commodity market performance. S&P's and its third party licensor’s only relationship Barclays Capital is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Barclays
Capital or the Index. S&P and its third party licensors have no obligation to take the needs of Barclays Capital or the owners of the Index into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Index or the timing of the issuance or sale of the Index or in the determination or calculation of the equation by which the
Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Index.
NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR
COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR
WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P, ITS AFFILIATES AND THEIR
THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN.
S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY
INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING
LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT,
TORT, STRICT LIABILITY OR OTHERWISE.
The S&P Marks are trademarks of Standard & Poor’s Financial Services LLC, and have been licensed for use by Barclays Capital.
The S&P GSCI
®
is not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.
The S&P GSCI
®
Index (the “Index”) is not sponsored, endorsed, sold or promoted by Standard & Poor's Financial Services LLC (“S&P”) or its third party

Disclaimer

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. or Barclays Wealth sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from
Barclays Capital Inc., 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.
The following disclaimer shall be applicable to the use of this presentation other than in connection with an SEC-registered offering of any securities:
This presentation has been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (‘‘Barclays’’), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).
This presentation shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.
Products of the type described in this presentation may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you. Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.
The indices referenced in this document that are not in any way affiliated with the Barclays Group and the owners of those indices and their affiliates take no responsibility for any of the content within this document. This document is not sponsored, endorsed, or promoted by any of these entities or their affiliates and none of these entities make any representation or warranty, express or implied, to any member of the public regarding the accuracy of the information cited in this document.
THESE MATERIALS DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL
INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.
© 2011, Barclays Bank PLC. All rights reserved.
Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., Barclays Wealth or any agent or dealer